UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  September 4, 2008

Averion International Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-50095	20-4354185
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 Turnpike Road, Southborough, Massachusetts		01772
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code  508-597-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2005 Equity Incentive Plan

Effective September 4, 2008, we amended our 2005 Equity Incentive Plan, as amended (the “Plan”), to increase the number of shares of our common stock available for issuance under the Plan from 100,000,000 shares to 150,000,000 shares.  The amendment was approved by the majority of our stockholders at our Annual Meeting of Stockholders on September 4, 2008.

A copy of the 2005 Equity Incentive Plan, as amended, is attached as Exhibit 10.59 to this Current Report on Form 8-K.

2008 Cash Incentive Plan

Effective September 4, 2008, we adopted our 2008 Cash Incentive Plan (the “CI Plan”), which governs the award and payment of annual performance incentives to certain of our employees, including our executive officers.  Under the CI Plan, employees eligible to participate may receive awards from an annual bonus pool upon the satisfaction of certain individual and corporate performance goals, which performance goals shall be determined by our Compensation Committee at the beginning of each fiscal year.  The CI Plan is designed to ensure that the annual performance incentives to be paid to our named executive officers are fully deductible by us for federal income tax purposes in accordance with Section 162(m) of the Internal Revenue Code.  Under Section 162(m), any compensation paid pursuant to the CI Plan cannot be deducted by us for tax purposes unless and until the CI Plan has been approved by our stockholders.  The CI Plan was approved by the majority of our stockholders at our Annual Meeting of Stockholders on September 4, 2008.

A copy of the 2008 Cash Incentive Plan is attached as Exhibit 10.60 to this Current Report on Form 8-K.

Item 5.03.                                          Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 5, 2008, we filed an amendment to our certificate of incorporation (the “Certificate”) to increase the number of shares of common stock available for issuance under our Certificate from 750,000,000 shares to 950,000,000 shares, which amendment was approved by our stockholders at our Annual Meeting of Stockholders on September 4, 2008.

A copy of the amendment to our Certificate is attached as Exhibit 3.7 to this Current Report on Form 8-K.

Item 8.01.                                          Other Events

We held an Annual Meeting of Stockholders of the Company on September 4, 2008 (the “Annual Meeting”).  At the Annual Meeting, our stockholders elected the following directors to office and approved the following actions:

Proposal 1 — Election of Directors

The following directors were elected to hold office until our 2009 Annual Meeting or until their successors have been duly elected and qualified:

				Broker
	For	Against	Withhold	Non-Votes
Philip T. Lavin	402,694,712	0	1,790,378	0
Michael Falk	402,693,862	0	1,791,228	0
Cecilio M. Rodriguez	402,693,562	0	1,791,528	0
Robert D. Tucker	402,695,862	0	1,789,228	0
Alastair McEwan	402,694,712	0	1,790,378	0
James Powers	402,696,712	0	1,788,378	0

Proposal 2 — Approval of an Amendment to our Certificate of Incorporation to Increase Number of Authorized Shares of Common Stock

The following is the vote approving an amendment to our Certificate, to increase the number of shares of common stock available for issuance under our Certificate from 750,000,000 shares to 950,000,000 shares:

	For	Against	Abstain
Amendment to Certificate of Incorporation	372,553,997	31,931,093	0

Proposal 3 — Approval of an Amendment to our Certificate of Incorporation to Effect a Reverse Stock Split at the Discretion of the Board of Directors

The following is the vote approving an amendment to our Certificate to effect a reverse stock split of all outstanding and authorized shares of our common stock to be declared by our Board of Directors (the “Board”) at any time prior to September 4, 2009 in a ratio not to exceed seventy five (75) shares to one (1) share, the precise timing and ratio of such reverse stock split to be determined by our Board in its sole discretion:

				Broker
	For	Against	Abstain	Non-Votes
Amendment to Certificate of Incorporation	370,816,751	33,243,627	424,712	0

Proposal 4 — Approval of an Amendment to our 2005 Equity Incentive Plan to Effect a Reverse Stock Split

The following is the vote approving an amendment to our 2005 Equity Incentive Plan, as amended, to increase the number of shares of our common stock available for issuance under the Plan from 100,000,000 shares to 150,000,000 shares:

				Broker
	For	Against	Abstain	Non-Votes
2005 Equity Incentive Plan Amendment	350,758,266	10,211,641	27,700	43,487,483

Proposal 5 —Approval of 2008 Cash Incentive Plan

The following is the vote approving our 2008 Cash Incentive Plan, which governs the award and payment of annual performance incentives to certain of our employees, including executive officers:

				Broker
	For	Against	Abstain	Non-Votes
2008 Cash Incentive Plan	382,435,524	21,891,354	158,211	0

Proposal 6 — Ratification and Appointment of Schneider Downs & Co., Inc. to serve as our independent accountants for fiscal year 2009

The following is the vote approving the ratification and appointment of Schneider Downs & Co., Inc. to serve as our independent registered public accounting firm for fiscal year 2009:

	For	Against	Abstain
Ratification and appointment of Schneider Downs & Co., Inc.	404,032,249	319,901	132,940

Item 9.01.                                          Financial Statements and Exhibits

(d)                                 Exhibits.

3.7	Amendment to the Certificate of Incorporation, as amended, of Averion International Corp.

10.59	2005 Equity Incentive Plan, as amended to date.

10.60	2008 Cash Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Averion International Corp.

	By:	/s/ Dr. Markus Weissbach
Dr. Markus Weissbach
Chief Executive Officer
Dated: September 9, 2008